Exhibit 99.1

Earth Science Tech, Inc. Launches DocProtocol.com

Miami, FL, August 9, 2023, Earth Science Tech, Inc. (OTC: ETST) (“ETST” or “Company”), a holding entity currently focused on the health and wellness industry, today announces the launch of DocProtocol.com (“DocProtocol”).

As mentioned in the July 28, 2023, announced record fiscal Q1 2023 financial results, the Company created DocProtocol in May 2023. DocProtocol is operated by ETST’s subsidiary Peaks Curative (“Peaks”), and offers patient specific protocols to doctors and wellness centers for their patients. The protocols are developed by highly respected functional medicine professionals, and the company anticipates this asset will generate sales for two of its subsidiaries; Peaks Curative and RxCompoundStore..

DocProtocol makes it easy for Doctors, Healthcare Professionals, and Health & Wellness clinics to enter patient specific data (Age, Sex, Blood Panel, Etc.) and receive a protocol to treat the goals of the specific patient. The initial set of protocol offerings include: Weight Loss, Testosterone Therapy, Active Virus Therapy, Immune Booster Therapy, Long Acting Virus Therapy, Erectile Dysfunction, PMS Therapy, Body Sculpting and more. Over time, these protocols will be updated to adhere to changes in the medical landscape and new protocols will be added to address patient goals. Most of the protocols generated by DocProtocol require patient specific medications that can only be fulfilled by a compounding pharmacy.

Peaks Curative plans to monetize this asset for the benefit of ETST by charging a monthly fee to medical professionals for the use of DocProtocol as well as driving prescriptions to RxCompoundStore.

ETST’s CEO and Chairman of the Board, Giorgio R. Saumat comments, “Every asset we have acquired or launched in the last 10 months is geared towards growing the overall revenue and cash flow of the company. As each asset has come online, revenues have increased. To date, we have been successful with every asset launch. This is validation of the growth strategy management has implemented.

We expect DocProtocol to increase revenue and cash flow for ETST in two ways. Initially it will be indirect by offering a tool to providers that will require fulfillment by a compounding pharmacy of the patient’s choice. Then we expect providers to recognize the utility of DocProtocol and be willing to pay a monthly fee for its use.

This launch is consistent with our growth strategy and management’s commitment to executing that strategy.”

About Earth Science Tech, Inc.

Earth Science Tech, Inc. is a holding entity currently in compounding pharmaceuticals and telemedicine through its wholly owned subsidiaries RxCompoundStore.com, LLC., Peaks Curative, LLC. and Earth Science Foundation, Inc.

To learn more, please visit: www.EarthScienceTech.com

RxCompoundStore.com, LLC.

RxCompound is a complete compounding pharmacy. RxCompound is currently licensed to fulfill prescriptions in the states of Florida, New York, New Jersey, Delaware, Pennsylvania, Rhode Island, Nevada, Colorado, Arizona, Utah, Georgia, Wisconsin, Minnesota and Massachusetts. RxCompound is in the application process to obtain licenses in the remaining states in which it is not yet approved to ship prescriptions.

To learn more please visit: www.RxCompoundStore.com

About Peaks Curative, LLC.

Peaks is a telemedicine referral site focused on men’s health. Peaks’ orders are exclusively fulfilled by RxCompound. Patients who order Peaks via monthly subscription receive their refills automatically. Currently, Peaks is focused on Men’s health, and, more specifically, ED. The company intends to expand offerings to include over the counter (“OTC”) (non-prescription) products such as supplements and topicals. The OTC products will be custom manufactured or fulfilled through partnered companies under the Peaks brand and offered worldwide.

To learn more please visit: www.PeaksCurative.com

About Earth Science Foundation, Inc.

Earth Science Foundation Inc. is a favored entity of the Company, effectively being a non-profit organization that was incorporated on February 11, 2019, and is structured to accept grants and donations to help those in need of assistance in paying for prescriptions.

SAFE HARBOR ACT: Forward-Looking Statements are included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, listing on the CSE, including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Nickolas S. Tabraue

Chief Compliance Officer

(786) 375-7281

Nick@earthsciencetech.com